================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                        Date of Report February 28, 2006
               (Date of earliest event reported) February 24, 2006

                               QCR HOLDINGS, INC.
             (Exact name of Registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

                 0-22208                               42-1397595
        (Commission File Number)                    (I.R.S. Employer
                                                 Identification Number)

     3551 Seventh Street, Suite 204,
            Moline, Illinois                              61265
 (Address of principal executive offices)              (Zip Code)

                                 (309) 736-3580
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

================================================================================

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On February 24, 2006, QCR Holdings, Inc. (the "Company") and its newly formed business trust subsidiary, QCR Holdings Statutory Trust V, a Delaware statutory trust (the "Trust"), consummated the issuance and sale of 10,000 of the Trust's fixed/floating rate capital securities, with a liquidation amount of $1,000 per capital security (the "Capital Securities"), in a pooled trust preferred transaction. The entire proceeds from the sale by the Trust to the holders of the Capital Securities were combined with the entire proceeds from the sale by the Trust to the Company of its common securities and were used by the Trust to purchase $10,310,000 in principal amount of the fixed/floating rate junior subordinated deferrable interest debentures of the Company. No underwriting commissions or placement fees were paid in connection with the issuances. All of the securities were issued in a private placement exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder.

         The terms of the debt securities are governed by an Indenture dated February 24, 2006 between the Company and Wells Fargo Bank, as Indenture Trustee. The debt securities accrue interest at a fixed rate of 6.22% per annum for the first five years, payable quarterly, and thereafter at a variable rate based on the three-month LIBOR, reset and payable quarterly, plus 1.55%. The debt securities are not redeemable by the Company during the first five years, absent certain changes in tax, investment company or bank regulatory statutes or regulations.

         The trust preferred securities were issued pursuant to a Purchase Agreement dated February 22, 2006, by and among the Company, the Trust and an initial purchaser. The terms of the trust preferred securities are governed by an Amended and Restated Declaration of Trust by and among the Company, Wells Fargo Bank, as Trustee, and the trust administrators. The trust preferred securities entitle the holders thereof to quarterly distributions at a per annum rate equal to a fixed rate of 6.22% for the first five years, and thereafter at a variable rate based on the three-month LIBOR plus 1.55%. The trust preferred securities are not redeemable by the Trust during the first five years, absent certain changes in tax, investment company or bank regulatory statutes or regulations. Pursuant to a Guarantee Agreement dated February 24, 2006, by and between the Company and Wells Fargo Bank, as Trustee, the Company has agreed to guarantee the payments to be made to the holders of the trust securities, subject to the terms and conditions set forth therein.

         The Company intends to use the proceeds of the trust preferred securities to pay down currently outstanding debt, as a funding source for its banking subsidiaries and for other corporate purposes.


ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

         See information provided under Item 1.01 above.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                QCR HOLDINGS, INC.


Dated: February 28, 2006                        By: /s/ Todd A. Gipple
                                                    ----------------------------
                                                    Todd A. Gipple
                                                    Executive Vice President
                                                    and Chief Financial Officer